Exhibit 99.1

Contacts:	Tran Nguyen / CFO Somaxon Pharmaceuticals, Inc. (858) 876-6500

Rob Whetstone/Matt Sheldon PondelWilkinson, Inc. (310) 279-5963

SOMAXON PHARMACEUTICALS TO RAISE $3.0 MILLION

IN REGISTERED DIRECT OFFERING

SAN DIEGO, CA –July 20, 2012 – Somaxon Pharmaceuticals, Inc. (Nasdaq: SOMX), a specialty pharmaceutical company, today announced that it has entered into definitive agreements to sell approximately 9.4 million shares of its common stock and warrants to purchase up to approximately 4.7 million shares of its common stock to institutional investors at a combined public offering price of $0.32 per share and per warrant for aggregate gross proceeds of approximately $3.0 million. The warrants will have an initial exercise price of $0.46 per share, will be exercisable commencing six months and one day from the date of issuance and will expire on the fifth anniversary of the initial exercise date.

The company plans to use the net proceeds from the offering for general corporate purposes, including its ongoing commercial activities relating to Silenor®, for capital expenditures and working capital and for intellectual property protection and enforcement matters. The company may also use a portion of the net proceeds from the offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although it has no present commitments or agreements to do so. The offering is expected to close on or about July 24, 2012, subject to the satisfaction of customary closing conditions.

Roth Capital Partners acted as sole placement agent for the offering.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333167789), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on July 15, 2010. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC’s website at www.sec.gov, or by request at Roth Capital Partners, LLC, Attention: Equity Capital Markets, 888 San Clemente Drive, Newport Beach, CA 92660, (800) 678-9147, rothecm@roth.com.

About Somaxon Pharmaceuticals, Inc.

Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded products and product candidates to treat important medical conditions where there is an unmet medical need and/or high level of patient dissatisfaction, currently in the central nervous system therapeutic area. Somaxon’s product Silenor, available by prescription in the United States, is indicated for the treatment of insomnia characterized by difficulty with sleep maintenance.

For more information, please visit the company’s web site at www.somaxon.com.

Safe Harbor Statement

Somaxon cautions readers that statements included in this press release that are not a description of historical facts are forward-looking statements. For example, statements regarding the closing of the registered direct offering and the use of related proceeds are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to successfully market and sell Silenor; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; risks related to Somaxon’s settlement agreements with Mylan, Par and Zydus, including any legal or regulatory challenges to the settlement agreements by the U.S. Department of Justice and/or the U.S. Federal Trade Commission, and the outcome of any such challenges; Somaxon’s ability, together with its strategic advisor Stifel Nicolaus Weisel, to successfully enter into one or more transactions to enhance stockholder value; Somaxon’s ability to raise sufficient capital to fund its operations, and the impact of any such financing activity on the level of its stock price; the impact of any inability to raise sufficient capital to fund ongoing operations, including patent infringement litigation; the scope, validity and duration of patent protection and other intellectual property rights for Silenor; whether the approved label for Silenor is sufficiently consistent with such patent protection to provide exclusivity for Silenor; Somaxon’s ability to successfully enforce its intellectual property rights and defend its patents, including any developments relating to the submission of abbreviated new drug applications for generic versions of Silenor 3 mg and 6 mg and related patent litigation; the possible introduction of generic competition for Silenor; the potential to enter into an agreement with any third party relating to over-the-counter rights for Silenor; Somaxon’s ability, together with any partner, to receive FDA approval for an over-the-counter version of Silenor; changes in healthcare reform measures and reimbursement policies; the ability of Somaxon to ensure adequate and continued supply of Silenor to successfully meet anticipated market demand; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; Somaxon’s reliance on its licensees, Paladin Labs and CJ CheilJedang, for critical aspects of the commercial sales process for Silenor outside of the United States; the performance of Paladin and CJ CheilJedang and their adherence to the terms of their contracts with Somaxon; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could adversely impact commercial success, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; the timing and results of post-approval regulatory requirements for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

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